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                                                               EXHIBIT 28(d)(19)

August 1, 2011

Lincoln Variable Insurance Products Trust
1300 South Clinton Street
Fort Wayne, Indiana 46802

RE:  EXTENSION OF CERTAIN ADVISORY FEE WAIVERS AND EXPENSE REIMBURSEMENTS
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Ladies and Gentlemen:

Lincoln Investment Advisors Corporation (the "Adviser") serves as investment adviser to Lincoln Variable Insurance Products Trust (the "Trust") and its various series pursuant to separate investment advisory agreements.

The Adviser has previously agreed, pursuant to certain letter agreements and expense reimbursement agreements, to waive a portion of its advisory fee for those series of the Trust listed on Schedule A of this letter (this "Letter") and to reimburse expenses for those series of the Trust listed on Schedule B of this Letter.

     1.   EXTENSION OF ADVISORY FEE WAIVER. The Adviser hereby agrees to extend
          ---------------------------------
          the existing term of the advisory fee waiver through September 30, 2012 for each series listed on Schedule A to this Letter. The investment advisory fees or waivers for other series of the Trust shall be unaffected.

     2.   EXTENSION OF EXPENSE REIMBURSEMENT. The Adviser hereby agrees to
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          extend the existing term of the advisory fee waiver through September
          30, 2012 for each series listed on Schedule B to this Letter. The expense reimbursement agreements for other series of the Trust shall be unaffected.

     3.   EFFECT OF AMENDMENT. Except as modified and amended by the terms of
          --------------------
          this Letter, the investment advisory agreements relating to the series listed on Schedule A and the expense reimbursement agreements relating to the series listed on Schedule B and shall remain in full force and affect and are hereby ratified and confirmed.

     4.   GOVERNING LAW. This Letter shall be governed by and construed in
          --------------
          accordance with the laws of the State of Delaware, provided that nothing in this Letter shall be construed in a manner inconsistent with the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended.

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Please indicate your approval of this Letter by signing and returning a copy of this Letter to the undersigned.

Very Truly Yours,

LINCOLN INVESTMENT ADVISORS CORPORATION


By: /s/ Kevin J. Adamson
    ---------------------------------
    Kevin J. Adamson
    Vice President

ACKNOWLEDGED AND AGREED AS OF THIS 1ST DAY OF AUGUST, 2011.

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, acting on behalf of its series listed on Schedules A and B attached hereto


By: /s/ William P. Flory, Jr.
    ---------------------------------
    William P. Flory, Jr.
    Vice President and Chief Accounting Officer

Attachments: Schedule A - Advisory Fee Waiver Extensions
             Schedule B - Expense Reimbursement Extensions


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                                   SCHEDULE A
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                         INVESTMENT ADVISORY FEE WAIVERS

LVIP AMERICAN BALANCED ALLOCATION
LVIP AMERICAN GROWTH ALLOCATION
LVIP AMERICAN INCOME ALLOCATION
LVIP COHEN & STEERS GLOBAL REAL ESTATE
LVIP COLUMBIA VALUE OPPORTUNITIES
LVIP GLOBAL INCOME
LVIP JANUS CAPITAL APPRECIATION
LVIP MFS INTERNATIONAL GROWTH
LVIP MID-CAP VALUE
LVIP SSGA DEVELOPED INTERNATIONAL 150
LVIP SSGA EMERGING MARKETS 100
LVIP SSGA LARGE CAP 100
LVIP SSGA SMALL-MID CAP 200
LVIP SSGA BOND INDEX
LVIP SSGA INTERNATIONAL INDEX
LVIP SSGA CONSERVATIVE INDEX ALLOCATION
LVIP SSGA MODERATELY AGGRESSIVE INDEX ALLOCATION
LVIP SSGA MODERATE INDEX ALLOCATION
LVIP SSGA CONSERVATIVE STRUCTURED ALLOCATION
LVIP SSGA MODERATELY AGGRESSIVE STRUCTURED ALLOCATION
LVIP SSGA MODERATE STRUCTURED ALLOCATION
LVIP TURNER MID-CAP GROWTH
LVIP WELLS FARGO INTRINSIC VALUE FUND
LVIP VANGUARD DOMESTIC EQUITY ETF
LVIP VANGUARD INTERNATIONAL EQUITY ETF
LVIP DIMENSIONAL/VANGUARD TOTAL BOND
LVIP DIMENSIONAL U.S. EQUITY
LVIP DIMENSIONAL NON-U.S. EQUITY


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                                   SCHEDULE B
                                   ----------

                             EXPENSE REIMBURSEMENTS

LVIP AMERICAN INCOME ALLOCATION
LVIP BARON GROWTH OPPORTUNITIES
LVIP JP MORGAN HIGH YIELD
LVIP MID-CAP VALUE
LVIP SSGA CONSERVATIVE INDEX ALLOCATION
LVIP SSGA MODERATELY AGGRESSIVE INDEX ALLOCATION
LVIP SSGA MODERATE INDEX ALLOCATION
LVIP SSGA CONSERVATIVE STRUCTURED ALLOCATION
LVIP SSGA MODERATELY AGGRESSIVE STRUCTURED ALLOCATION
LVIP SSGA MODERATE STRUCTURED ALLOCATION
LVIP VANGUARD DOMESTIC EQUITY ETF
LVIP VANGUARD INTERNATIONAL EQUITY ETF
LVIP DIMENSIONAL/VANGUARD TOTAL BOND
LVIP DIMENSIONAL U.S. EQUITY
LVIP DIMENSIONAL NON-U.S. EQUITY


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